EXHIBIT 10.1

AGREEMENT AND CONSENT TO THE APPOINTMENT OF A
CONSERVATOR OR RECEIVER

This Agreement and Consent to the Appointment of a Conservator or Receiver ("Consent") is made and is effective this 17th day of September 2009 (the "Effective Date"), by Irwin Union Bank, F.S.B. (the "Savings Association"), a federally chartered stock savings association, having its home office located in Louisville, Kentucky, with the Office of Thrift Supervision ("OTS"), an office within the United States Department of the Treasury, having its principal executive offices located at 1700 G Street, N.W., Washington, D.C.

RECITALS

WHEREAS, the Savings Association is experiencing severe supervisory and/or financial problems that the board of directors of the Savings Association has concluded that the Savings Association is unlikely to be able to resolve successfully without federal intervention and the appointment of a conservator or receiver;

NOW THEREFORE, as a result of the foregoing, it is hereby agreed by the Savings Association as follows:

1. Consent to the Appointment of a Conservator or Receiver.

The Savings Association hereby consents to the appointment of a conservator, or receiver or other legal custodian for the Savings Association by the Director of OTS, or his designee, and the Savings Association waives any right it may otherwise have under 12 U.S.C. Section 1464(d)(2)(B) or any other law to challenge the appointment by the Director of OTS, or his designee, of a conservator, receiver, or other legal custodian.

2. Integration Clause; Modification.

This Consent represents the final written agreement of the Savings Association with the OTS with respect to the subject matter hereof and constitutes the sole agreement of the Savings Association with the OTS, as of the Effective Date, with respect to such subject matter.

3. Successors In Interest/Benefit.

The terms and provisions of this Consent shall be binding upon and inure to the benefit of the Savings Association, OTS and their successors in interest. Nothing in this Consent, express or implied, shall give to any person or entity other than the Savings Association, OTS and the Federal Deposit Insurance Corporation any benefit or any legal or equitable right, remedy or claim under this Agreement.

4. Duration, Termination or Suspension of Agreement.

This Consent shall remain in effect until terminated, modified or suspended by OTS, acting through the OTS Central Region Director or his designee. The Savings Association agrees that it can only request that OTS permit the Savings Association to withdraw its consent to the appointment of a conservator or receiver and that the Savings Association must make any such request pursuant to a resolution of its board of directors and must deliver a copy of such request in writing along with the signed resolution of its board to the OTS Central Region Director or his designee prior to any initial appointment of a conservator or receiver by OTS.

5. Valid Agreement, Enforceability of Agreement.

(a) The undersigned directors of the Savings Association represents and warrants that: (i) he/she is a director of the Savings Association holding the title that is set forth below his/her signature below; (ii) a true and correct copy of the board of director resolution authorizing execution of this Consent is attached; and (iii) this Consent is a valid and binding on the Savings Association.

(b) It is understood and agreed that this Consent is also a "written agreement" entered into with OTS within the meaning of Section 8 of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818.

(c) All or certain of the members of the Savings Association's board of directors are signing this Consent. Each such director, by signing this Consent, attests that he/she voted positively in favor of the attached board of director resolution authorizing the execution of this Consent by the Savings Association.

6. Separability Clause.

In the event any provision in this Consent shall be found to be invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, unless the OTS Central Region Director, in his sole discretion, determines otherwise.

IN WITNESS WHEREOF, the Savings Association hereby executes this Agreement.

THE DIRECTORS OF IRWIN UNION, F.S.B.

/s/ Jesse R. Brand

Name: Jesse R. Brand, Director

/s/ Albert H. Shumaker, II

Name: Albert H. Shumaker, II, Director

/s/ Gregory F. Ehlinger

Name: Gregory F. Ehlinger, Director

Exhibit A

WHEREAS, after due consideration, the Board has made a determination that it is in the best interest of the Savings Association to consent to the appointment of a conservator or receiver and to enter into the Consent.

NOW, THEREFORE, BE IT RESOLVED, that the Savings Association consents to the appointment of a conservator or receiver by the Director of the Office of Thrift Supervision, or his designee; and

FURTHER RESOLVED, that the execution, delivery and performance of all of the provisions of the Consent, be and they hereby are, authorized and approved; and

FURTHER RESOLVED, that any director of the Savings Association be, and they each hereby are, authorized, empowered and directed to execute and deliver the Consent on behalf of the Savings Association; and

FURTHER RESOLVED, that the officers of the Savings Association be, and they hereby are, authorized and directed to take all steps necessary or appropriate to implement the terms of the Consent and to cause the Savings Association to comply in all respects with the terms of the Consent.

Attachment to Consent Agreement - Form of Secretary's Certificate and Resolutions

I, the undersigned, being the duly appointed and qualified Secretary (or assistant or acting Secretary) of Irwin Union, F.S.B. (the "Savings Association") hereby certify as follows:

1. A specially called meeting of the Board of Directors of the Savings Association pursuant to the bylaws was held on September 17, 2009;

2. At said meeting a quorum was present and acting throughout;

3. Attached hereto as Exhibit A is a true copy of resolutions duly adopted by the Savings Association's Board of Directors at the aforesaid meeting, and the resolutions have not been rescinded or modified and are now in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand, and delivered this Certificate on this 17th day of September 2009.

/s/ Steven R. Schultz

Name: Steven R. Schultz

Title: Secretary